Exhibit 10.2

FORM OF LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Limited Guaranty”) is made and entered into as of _____________ ___, 2014 by A. H. Belo Corporation, a Delaware corporation (the “Guarantor”) and, solely with respect to its obligations under Article III, The Providence Journal Company, a Delaware corporation (the “Seller”), for the benefit of LMG Rhode Island Holdings, Inc., a Delaware corporation (the “Buyer”).
RECITALS
A.    The Providence Journal Company, a Delaware corporation (the “Seller”), and the Buyer have entered into that certain Asset Purchase Agreement, dated as of July 22, 2014 (as amended from time to time, the “Asset Purchase Agreement”), pursuant to which the Buyer will, directly or indirectly, acquire substantially all of the assets of the Seller used in, and assume certain liabilities of, the Business (the “Acquisition”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.
B.    The Guarantor will receive substantial consideration in connection with and/or other material benefits as a result of the Acquisition.
B.    It is a condition precedent to the Closing under the Asset Purchase Agreement that the Guarantor execute a guaranty of certain of the Seller’s obligations under the Asset Purchase Agreement and agree to certain covenants herein.
NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into the agreement below by reference as if fully set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees with the Buyer as follows:
AGREEMENT
ARTICLE I
REPRESENTATIONS AND WARRANTIES
The Guarantor makes the following representations and warranties to and in favor of the Buyer:
Section 1.1. Existence and Rights. The Guarantor is a corporation duly organized and validly existing under the laws of Delaware. The Guarantor has the requisite power, authority, rights and franchises to own its property and to carry on its business as now carried on, and is duly qualified and in good standing in each jurisdiction in which the property it owns or the business it conducts makes such qualification necessary, and the Guarantor has the power and authority to execute, deliver and perform this Limited Guaranty.

Section 1.2. Limited Guaranty Authorized and Binding. The execution, delivery and performance of this Limited Guaranty by the Guarantor has been duly authorized by all requisite corporate action and this Limited Guaranty is a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and general principles of equity.
Section 1.3. No Conflict. The execution and delivery of this Limited Guaranty by the Guarantor (a) are not, and the performance of this Limited Guaranty by the Guarantor will not be, in contravention of or in conflict with, any agreement, indenture or undertaking to which the Guarantor is a party or by which it or any of its property is or may be bound or affected, (b) do not, and will not, require the consent or approval of any Governmental Authority, (c) are not, and will not be, in contravention of or in conflict with, any applicable Law binding on the Guarantor or any term or provision of the Guarantor’s certificate of incorporation, bylaws or other organizational documents and (d) do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any of the Guarantor’s assets or property.
Section 1.4. Review of Documents. The Guarantor hereby acknowledges that it has copies of and is fully familiar with the Asset Purchase Agreement.
Section 1.5. Financial Capacity. The Guarantor has the financial capacity to pay and perform all of its obligations under this Limited Guaranty.
ARTICLE II
LIMITED GUARANTY
Section 2.1. Limited Guaranty.
(a)    The Guarantor hereby unconditionally and irrevocably guaranties to the Buyer the full and prompt payment (on demand and in lawful money of the United States) of the Guarantied Obligations (as defined below). The term “Guarantied Obligations” means all obligations of the Seller pursuant to Article VIII of the Asset Purchase Agreement, subject to the terms, conditions and limitations set forth therein.
(b)    In no event shall the Guarantor be obligated to make payments to the Buyer with respect to this Limited Guaranty, the Asset Purchase Agreement or the transactions contemplated thereby that exceed the obligations of the Seller pursuant to Article VIII of the Asset Purchase Agreement, it being understood that this Limited Guaranty may not be enforced against the Guarantor with respect to any amount in excess thereof. The Buyer hereby agrees that in no event shall the Guarantor be required to pay any amounts to the Buyer under, with respect to, or in connection with this Limited Guaranty or the Asset Purchase Agreement other than as expressly set forth herein.
Section 2.2. Continuing Guaranty. This Limited Guaranty is an irrevocable and continuing guaranty of payment and shall be enforceable by the Buyer and its successors, transferees and assigns, subject to the terms set forth herein.

Section 2.3. Nature of Guaranty. A separate action or separate actions under this Limited Guaranty may be brought and prosecuted against the Guarantor whether or not any action is brought or prosecuted against the Seller or any other person or whether the Seller or any other person is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations applicable to the Seller or the Buyer shall also operate to toll the statute of limitations applicable to the Guarantor. This Limited Guaranty is an unconditional guaranty of payment and not of collection.
Section 2.4. Waivers.
(a)    The Guarantor hereby waives the right to require the Buyer to proceed against the Seller or any other person liable on the Guarantied Obligations or to pursue any other remedy in the Buyer’s power whatsoever, and the Guarantor waives the right to have the proceeds of property of the Seller or any other person liable on the Guarantied Obligations first applied to the discharge of the Guarantied Obligations. The Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under any applicable law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal. When making any demand on the Guarantor hereunder against the Guarantied Obligations, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller, and any failure by the Buyer to make any such demand or to collect any payments from the Seller shall not relieve the Guarantor of its obligations or liabilities hereunder. Subject to Article VIII of the Asset Purchase Agreement, the Buyer may, at its election, exercise any right or remedy it may have against the Seller or any other person without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Guarantied Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of the Guarantor against the Seller, whether resulting from such election by the Buyer or otherwise.
(b)    The Guarantor hereby waives any defense based upon or arising by reason of: (i) any lack of authority of any officer, director or any other person acting or purporting to act on behalf of the Seller, or any defect in the formation of the Seller; (ii) any act or omission by the Seller which directly or indirectly results in or aids the discharge of the Seller of any Guarantied Obligations by operation of law or otherwise; (iii) any modification of the Guarantied Obligations, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for payment or performance of the Guarantied Obligations, any waiver or modification of conditions precedent or any other change in the terms of the Guarantied Obligations or any part thereof; (iv) the value, genuineness, irregularity, illegality, invalidity or enforceability of the Guarantied Obligations, Asset Purchase Agreement or any other agreement or instrument referred to herein or therein; (v) any change in ownership of the Seller or the Guarantor or the dissolution, liquidation or other change in the corporate existence of the Seller or the Guarantor; (vi) any other circumstances that might otherwise constitute a legal or equitable discharge of a surety or guarantor; (vii) the existence of any claim, set-off or other right that the Guarantor may have at any time against the Buyer, the Seller, any of their Affiliates or the Business, whether in connection with any Guarantied Obligation or otherwise; (viii) the adequacy of any other means the Buyer may have of obtaining repayment of any of the Guarantied Obligations; or (ix) the addition, substitution or release of any person now or hereafter liable with respect to the Guarantied Obligations or otherwise interested in the transactions contemplated by the Asset Purchase Agreement.
(c)    The Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Limited Guaranty and of the existence, creation or incurring of new or additional obligations. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Seller and of all other circumstances bearing upon the risk of nonpayment or nonperformance by the Seller of the Guarantied Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from the Seller on a continuing basis, and agrees that the Buyer shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. The Guarantor hereby waives notice of any action taken or omitted by the Buyer in reliance hereon, any requirement that the Buyer be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Asset Purchase Agreement, notice of any default by the Seller or the assertion of any right of the Buyer hereunder, and any right to plead or assert any election of remedies in any action to enforce this Limited Guaranty with respect to its obligations hereunder.
Section 2.5. Bankruptcy Not Discharge. This Limited Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, waiver, modification, stay or cure of the Buyer’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Seller, whether permanent or temporary, and whether or not assented to by the Buyer, the Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guarantied Obligations and discharge its other obligations in accordance with the terms of the Guarantied Obligations as set forth in this Limited Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that by virtue of this Limited Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Seller.
Section 2.6. Guarantor’s Understandings With Respect To Waivers. The Guarantor warrants and agrees that each of the waivers set forth above is made with the Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.
Section 2.7. Covenants of the Buyer.
(a)    The Buyer hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause the Buyer Indemnified Parties and their respective Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, the Asset Purchase Agreement or the transactions contemplated thereby against the Guarantor or any Non-Recourse Party, except for (i) claims against the Guarantor under this

Limited Guaranty (subject to the limitations described herein), and (ii) any claim by the Buyer against the Seller to the extent permitted under the Asset Purchase Agreement.
(b)    Notwithstanding anything to the contrary contained in this Limited Guaranty, the Buyer hereby agrees that to the extent the Seller is relieved of its payment obligations under the Asset Purchase Agreement (other than due to a rejection of the Asset Purchase Agreement in the context of a bankruptcy or insolvency of the Seller), the Guarantor shall be similarly relieved of its obligations under this Limited Guaranty.
(c)    Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guaranty, the Buyer covenants, agrees and acknowledges that no Person other than the Guarantor has any obligations hereunder. The Buyer further covenants, agrees and acknowledges that the Buyer has no right of recovery under this Limited Guaranty, or any claim based on the obligations hereunder against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, stockholders, Affiliates (other than the Guarantor) or agents of the Seller or the Guarantor (collectively, but not including the Seller or the Guarantor, each a “Non-Recourse Party”) under this Limited Guaranty.
(d)    The Buyer covenants, agrees and acknowledges that the only rights of recovery that the Buyer has with respect to the Asset Purchase Agreement or the transactions contemplated thereby are (i) its rights to recover from the Seller under the Asset Purchase Agreement (subject to the limitations described therein) and from the Guarantor (but not any Non-Recourse Party) under this Limited Guaranty (subject to the limitations described herein) and (ii) the Buyer’s right to seek specific performance of the obligations of the Seller pursuant to the terms of Section 10.13 of the Asset Purchase Agreement; provided, however, that in the event the Guarantor (1) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (2) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the Buyer may seek recourse, whether by enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable Law, against such continuing or surviving entity, but only to the extent of the liability of the Guarantor hereunder.
(e)    Notwithstanding any other provision of this Limited Guaranty, the Buyer hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guaranty, any claim, setoff, deduction, defense or release that the Seller could assert against the Buyer under the terms of, or with respect to, the Asset Purchase Agreement, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of the Seller.
(f)    The Buyer acknowledges and agrees that, following the Closing, the Seller is expected to distribute substantially all of its assets (including the Purchase Price) to the Guarantor or its Affiliates, such that the Seller may have no material assets other than certain contract rights, and that no additional funds are expected to be contributed to the Seller. Recourse against the Guarantor under and pursuant to the terms of this Limited Guaranty shall be the sole and exclusive remedy of the Buyer, the Buyer Indemnified Parties and their respective Affiliates against the Guarantor and the Non-Recourse Parties with respect to any liabilities or obligations arising under, or in connection with, the Asset Purchase Agreement or the transactions contemplated thereby, including by piercing of the corporate veil or seeking to avoid or recover any distributions by the Seller to the Guarantor or any of its Affiliates. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person any rights or remedies against any Person including the Guarantor, except to the Buyer as expressly set forth herein.
ARTICLE III
CERTAIN AGREEMENTS
Section 3.1. Acknowledgements. Each of the Seller and the Guarantor acknowledges that: (i) the Buyer is acquiring the goodwill of the Business in the Acquisition; (ii) the Seller and the Guarantor developed considerable expertise in the operations of the Business and the Seller and the Guarantor have had extensive access to trade secrets and other confidential information of the Business; and (iii) the Seller and the Guarantor been engaged in the highly competitive Business and the Buyer would be irreparably damaged, and the Buyer’s substantial investment in the Business and the goodwill associated therewith would be materially impaired, if any of the Seller or the Guarantor were to enter into an activity in violation of the terms of this Limited Guaranty. Accordingly, each of the Seller and the Guarantor expressly acknowledges that it is voluntarily entering into this Limited Guaranty and that the terms and conditions of this Limited Guaranty are fair and reasonable to it in all respects, do not impose a greater restraint than is necessary to protect the goodwill, trade secrets and business interest of the Business acquired by the Buyer in the Acquisition and are not unduly burdensome to the Guarantor.
Section 3.2. Restriction on Competition. Until the third anniversary of the Closing Date (the “Restricted Period”), the Guarantor shall not, and shall cause its Subsidiaries not to, whether as a partner, principal, stockholder, member or in any other equity investment, profits interest capacity or other financial interest (other than ownership of 2% or less of the outstanding equity interest of any publicly owned company), directly or indirectly, (a) acquire, establish or launch, be connected with or otherwise assist any daily, bi‑weekly or weekly local print, online or other digital publication that is targeted at and is intended to serve any of the geographic areas listed on Schedule I hereto (the “Restricted Area”) or (b) otherwise compete with the Business or the publications specified in clause (a); provided, for the avoidance of doubt, in each case, that any publications of national or regional scope that are not exclusively targeted at the Restricted Area shall not constitute publications specified in clause (a) and shall not be deemed to compete with the Business. The Buyer acknowledges and agrees that the provisions of this Section 3.2 shall not be assumed by or operative against any Person that acquires, directly or indirectly, whether through merger, stock purchase, asset purchase or otherwise, all or substantially all of the assets the Parent.
Section 3.3. Solicitation of Employees. The Guarantor shall not, and shall cause its Subsidiaries not to, without the written consent of the Buyer or its affiliates, during the Restricted Period, either alone or in concert with others, directly or indirectly, recruit or hire (other than hiring as a result of a general solicitation not targeted at Business Employees), or assist others in recruiting or hiring (other than as a result of a general solicitation not targeted at Business Employees), or otherwise solicit for employment, any (i) employees of the Buyer or any of its affiliates, including the Business Employees (other than those Business Employees who do not receive an offer of employment from the Buyer prior to Closing) or (ii) former employees of the Seller, the Buyer or any of their respective affiliates, including the Business Employees (other than those Business Employees who do not receive an offer of employment from the Buyer prior to Closing) within six (6) months following their voluntary termination of employment.
Section 3.4. Confidentiality.
(a)    From and after the Closing, the Guarantor shall, and shall cause its Representatives to, keep confidential and not, directly or indirectly, divulge to anyone or use or otherwise appropriate for its own benefit, any confidential information or confidential documents of or relating exclusively to the Business, including the following: confidential records, computer software programs or any portions or logic comprising said programs; supplier or customer lists; terms of contracts; pricing information or marketing information; and planning and financial information of the Business (hereinafter referred to as the “Confidential Information”). The term “Confidential Information” does not include the terms of the Transactions or any information that (i) at the Closing or thereafter is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by any of the Parent or the Seller or any of their respective Representatives in violation of this Limited Guaranty or the Asset Purchase Agreement), or (ii) was, as established by objective contemporaneous written evidence, available to any of the Parent or the Seller or any of their respective Representatives on a non-confidential basis from a source other than the Buyer or its Representatives, provided that such source is not bound by an obligation of confidentiality regarding the information. In the event that the Guarantor or any of its respective Representatives is requested or required (by oral question or request for information or documents in any legal or agency proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person shall notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 3.4(a). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Guarantor or any of its Representatives believes in good faith, after consulting with counsel, that it is compelled to disclose any such information to the tribunal or else stand liable for contempt or become subject to any other penalty under applicable Law, such Person may disclose such information to the tribunal; provided, however, that such Person shall use its best efforts to obtain, at the request of the Buyer and at the cost of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of such information required to be disclosed as the Buyer shall reasonably designate. The Guarantor hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies that the Buyer may have available pursuant to the Laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by the Buyer of its rights and remedies pursuant to this Limited Guaranty shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Limited Guaranty. Notwithstanding the foregoing, the Guarantor and its Affiliates may, after giving prior notice to the Buyer, disclose any Confidential Information if such disclosure is required to be made under applicable securities Law (including the regulations of any securities exchange).

(b)    The Guarantor and the Buyer recognize and acknowledge that (i) the restrictions contained in Section 3.4 are reasonable in scope and duration and are necessary to protect the Guarantor, the Buyer and the Business and (ii) a breach by the Guarantor or the Buyer of any provision of this Section 3.4 may cause irreparable harm and material loss and damage to the other party as to which it may not have an adequate remedy at law or in damages. Accordingly, each of the Guarantor and the Buyer acknowledge and agree that the issuance of temporary, preliminary and permanent injunctive relief, specific performance or other equitable remedy may be an appropriate remedy for any such breach in addition to any other remedies available at law or in equity and the aggrieved party shall be entitled to such relief without the need to post bond or show actual damages. The other party shall be liable to pay all costs, including reasonable attorneys’ fees, which the aggrieved party may incur in enforcing, to any extent, the provisions of this Section 3.4, whether or not litigation is actually commenced and including litigation of any appeal taken or defended by the aggrieved party in an action to enforce this Section 3.4. The aggrieved party may elect to seek one or more of these remedies at its sole discretion on a case-by-case basis. Failure to seek any or all remedies in one case does not restrict the aggrieved party from seeking any remedies in another situation. Such action by the aggrieved party shall not constitute a waiver of any of its rights. If, for any reason any court determines that the restrictions in this Section 3.4 are not reasonable or that the consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area as will render such restrictions valid and enforceable.
Section 3.5. Remedies. Each of the Seller and the Guarantor acknowledges and agrees that: (i) the purposes of the covenants in this Article III are to protect the goodwill and confidential and proprietary information of the Business in connection with the transactions contemplated by the Asset Purchase Agreement, and to prevent it from interfering with the business of the Buyer during the Restricted Period, (ii) because of the nature of the business in which the Seller and the Guarantor is engaged and because of the nature of the work product and confidential information to which the Seller or the Guarantor has access, it would be impractical and excessively difficult to determine the actual damages to the Buyer in the event it breached any of the covenants of this Article III; and (iii) remedies at law (such as monetary damages) for any beach of its obligations under this Article III would be inadequate. Each of the Seller and the Guarantor therefore agrees and consents that if it commits any breach of a covenant under this Article III or threatens to commit any such breach, the Buyer and its affiliates shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to each of them) to seek temporary and permanent injunctive relief from a court of competent jurisdiction, without posting bond or other security and without the necessity of proof of actual damage in respect of such breaching party.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Survival of Warranties. All representations, warranties, covenants and agreements of the Guarantor contained herein shall survive the execution and delivery of this Limited Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Limited Guaranty.

Section 4.2. No Waiver. No waiver, forbearance, failure or delay by the Buyer in exercising, or in beginning to exercise, any right, power or remedy, nor any simultaneous or later exercise thereof, shall constitute a waiver of the Buyer’s rights hereunder, and every right, power or remedy of the Buyer shall continue in full force and effect until such right, power or remedy is specifically waived in writing. No single or partial exercise of any right, power or remedy by the Buyer shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Buyer at law, in equity, or otherwise.
Section 4.3. Notices. All notices and other communications under this Limited Guaranty shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when received by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):
If to the Guarantor or the Seller:

A. H. Belo Corporation
508 Young Street
Dallas, Texas 75202-4804
Attention:        Chief Financial Officer
Facsimile:        (214) 977-8201
with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention:    Matthew Dubeck
Facsimile:    (213) 229-7520
If to the Buyer:

LMG Rhode Island Holdings, Inc.
350 WillowBrook Office Park
Fairport, New York 14450
Attention:    Kirk Davis
Polly Sack
Facsimile:    (585) 248-9562

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:    Benet J. O’Reilly
Facsimile:    (212) 225-3999
Section 4.4. Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 4.5. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Limited Guaranty, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Limited Guaranty or the negotiation, execution or performance of this Limited Guaranty or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Limited Guaranty or as an inducement to enter into this Limited Guaranty), shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.
Section 4.6. Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury.
(a)    Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the City of Dallas, Texas (or, if such court lacks subject matter jurisdiction, in any appropriate Texas State of federal court) over any dispute arising out of or relating to this Limited Guaranty or the transactions contemplated hereby, and irrevocably agree that all claims with respect to such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Service of Process. Each of the parties hereto hereby consents to process being served by any party to this Limited Guaranty in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 4.3.
(c)    Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Limited Guaranty or the

Transactions. Each of the parties hereto hereby (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it has been induced to enter into this Limited Guaranty and the transactions contemplated hereby, by, among other things, the mutual waivers and certifications in this Section 4.6(c).
Section 4.7. Binding Effect; Assignment. This Limited Guaranty shall be binding upon and inure to the benefit of the Buyer, the Guarantor and their respective successors and assigns, provided that neither the Buyer nor the Guarantor shall have the right to assign its rights and obligations hereunder without the prior written consent of the other party (and any attempted assignment in contravention of the terms hereof shall be void).
Section 4.8. Relationship of the Parties. This Limited Guaranty is not intended to, and does not create any agency, partnership, fiduciary or joint venture relationship between any of the parties hereto, and the obligations of the Guarantor under this Limited Guaranty are solely contractual in nature.
Section 4.9. Headings. Article and Section headings in this Limited Guaranty are included herein for the convenience of reference only and shall not constitute a part of this Limited Guaranty for any other purpose.
Section 4.10. Entire Agreement. This Limited Guaranty constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous drafts, agreements, representations and understandings of the parties, except for the Asset Purchase Agreement and the other agreements referred to therein. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party agrees and acknowledges that this Limited Guaranty is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.
Section 4.11. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Seller and the Guarantor, or in the case of a waiver, by the party against whom the waiver is to be effective.
Section 4.12. Counterparts. This Limited Guaranty may be executed in two or more counterparts, including electronically transmitted counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, this Limited Guaranty has been entered into by the undersigned as of the date first above written.

GUARANTOR:

A. H. BELO CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO SELLER PARENT GUARANTY

SELLER:

THE PROVIDENCE JOURNAL COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO SELLER PARENT GUARANTY

ACCEPTED BY:

LMG RHODE ISLAND HOLDINGS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO SELLER PARENT GUARANTY

Schedule I

The Newspaper Designated Market (NDM) of the Business, which consists of:

Bristol County, Rhode Island
Kent County Rhode Island
Newport County, Rhode Island
Providence County, Rhode Island
Washington County, Rhode Island
Bristol County, Massachusetts

SCHEDULE I TO SELLER PARENT GUARANTY